BAGELL, JOSEPHS, LEVINE & COMPANY, L.L.C.
Certified Public Accountants

High Ridge Commons
Suites 400 - 403
200 Haddonfield Berlin Road
Gibbsboro, NJ 08026

EXHIBIT 23.1

Securities and Exchange Commission
Washington, DC 20549

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Ladies and Gentlemen:

We hereby consent to the use in this Registration Statement on Form SB-2 of our report dated February 21, 2006, relating to the consolidated financial statements of iVoice, Inc. and Subsidiary for the year ended December 31, 2005, and to the reference to our Firm under the caption “Experts” in the Prospectus.

/s/ Bagell, Josephs, Levine & Company, L.L.C.
Bagell, Josephs, Levine & Company, L.L.C.
Gibbsboro, New Jersey
October 20, 2006